                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                     PUBLIC STEERS(R) SERIES 1998 F-Z4 TRUST

                                DISTRIBUTION DATE
                                NOVEMBER 15, 2001

                            CUSIP NUMBER 744-593-AH7

         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Ford Motor Company Debentures due May 15, 2097 (the "Underlying Securities"):

                                Interest:               $4,812,500.79
                                Principal:                       0.00
                                Premium:                         0.00

         (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                                Paid by the Trust:              $0.00
                                Paid by the Depositor:      $1,000.00

         (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution
                  Date:

                       Class A:
                                Interest:               $3,175,890.79
                                Principal:              $1,636,000.00

                       Class B:
                                Interest:                        0.00
                                Principal:                       0.00

                                Unpaid Interest Accrued:         0.00

         (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                                Principal Amount:         $125,000,000
                                Interest Rate:                     7.70%
                                Rating:
                                  Moody's Investor Service                  Baa1
                                  Standard & Poor's Rating Service          BBB

         (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                                Class A:
                                Initial Principal Balance:         $ 106,903,000
                                Reduction:                        ($  12,966,000)
                                                                   -------------
                                Principal Balance 11/15/02:        $  93,937,000

                                Class B:
                                Principal Balance
                                at Maturity:                       $ 125,000,000